Option 3000 Plan

Walgreen Co.

Walgreen Co. Option 3000 Plan

Article 1. Establishment, Objectives, and Duration

  1.1. Establishment of the Plan. Walgreen Co., an Illinois corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Walgreen Co. Option 3000 Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options.

The Plan shall become effective as of May 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

  1.2. Purpose of the Plan. The purpose of the Plan is to celebrate the opening by the Company of its 3000th store and the efforts of the Company’s Employees in the achievement of such milestone and to encourage its Employees to devote their continued efforts to the business and affairs of the Company.

  1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect until all the Options awarded during the Plan’s single grant cycle have either been exercised or have expired, as provided in further detail below.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below. As an aid to interpretation, when such meanings are intended, the initial letter of the words defined below are ordinarily capitalized:

  2.1. "Board" or "Board of Directors" means the Board of Directors of the Company.

  2.2. "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have occurred:

(a) Except as provided elsewhere in this Section 2.2, the acquisition, other than from the Company, by an individual, entity, or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of Beneficial Ownership of twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors shall be considered a Change of Control. Notwithstanding the foregoing, any such acquisition by the Company, or any of its subsidiaries, or any employee benefit plan (or related trust) maintained by the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of Directors is then Beneficially Owned, directly or indirectly, by the individuals and entities who were the Beneficial Owners, respectively, of the Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, as the case may be; or

(b) A Change of Control shall occur if individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; provided further that for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be excluded from such deemed Incumbent Board membership status; or

(c) The approval by the shareholders of the Company of a reorganization, merger, consolidation or a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company shall be considered a Change of Control; provided that, in the case of a reorganization, merger or consolidation, all or substantially all the individuals and entities who were the respective Beneficial Owners of the Shares and voting securities of the Company immediately prior to such reorganization, merger, or consolidation do not (following such reorganization, merger, or consolidation) Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such reorganization, merger, or consolidation.

For purposes of this Section, "Beneficial Owner," "Beneficial Ownership," or "Beneficially Own" shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act. For purposes of this Section, "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

  2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  2.4. "Committee" means the Compensation Committee of the Board.

  2.5. "Company" means Walgreen Co., an Illinois corporation, as provided in Section 1.1, and shall include any successor thereto as provided in Article 13 herein.

  2.6. "Director" means any individual who is a member of the Board of Directors of the Company.

  2.7. "Disability" shall mean total and permanent disability as determined by the Committee.

  2.8. "Disqualifying Termination" for the purposes of this Plan shall be determined by the Committee, and shall mean a termination of employment for: (a) an act or acts of dishonesty committed by a Participant; (b) a violation of any of the anti-harassment policies or procedures of the Company; or (c) a violation of any of the other policies or procedures of the Company applicable to the Participant’s employment or job category which are either: (i) grossly negligent; or (ii) willful and deliberate.

  2.9. "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

 2.10. "Employee" or "Employed" shall refer to any employee of the Company or its subsidiaries except for those employees in salary grades eighteen (18) through thirty-one (31), or their salary grade equivalents.

 2.11. "Nonqualified Stock Option" means an option to purchase Shares which is not intended to meet the requirements of Code Section 422.

 2.12. "Option" means an option to purchase Shares granted under Article 6 herein. It is intended that Options under this Plan shall be Nonqualified Stock Options for federal income tax purposes.

 2.13. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

 2.14. "Participant" means an Employee who has been selected to receive an Option or who has outstanding Option granted under the Plan.

 2.15. "Retirement" means, for the purposes of this Plan, termination of employment from the Company in good standing, as determined by the Committee, and after having attained at least age fifty-five (55) and ten (10) years of continuous service.

 2.16. "Shares" means the shares of common stock of the Company.

Article 3. Administration

  3.1. General. The Plan shall be administered by the Board’s Compensation Committee. The Committee may (to the extent not expressly prohibited by governing law, the Company’s Articles of Incorporation or the Company’s Bylaws) delegate administrative duties and may delegate any of its authority or responsibility hereunder to officers or Directors of the Company. To the extent that the Committee has delegated any of its authority and responsibility under the Plan, all applicable references to the Committee in the Plan shall include a reference to the person or persons to whom such authority or responsibility has been so delegated. The Committee may take action with regard to this Plan by majority vote, by written consent or through any other procedure ordinarily followed by such Committee in the exercise of its other duties on behalf of the Company or its Board.

  3.2. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Options; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 10 herein) amend the terms and conditions of any outstanding Option as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein. All of the powers, duties and authorities granted to the Board, the Committee or their delegates in this Section or elsewhere in the Plan shall be exercised by the Board, the Committee or such delegates, as the case may be, in the manner they deem appropriate in their sole discretion. An Employee shall only have or be entitled to Options and rights with respect to Options under this Plan if the Committee or its delegates decide in their discretion that such Employee is entitled to them.

  3.3. Decisions Binding. All determinations and decisions made by the Board, the Committee or their delegates pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Employees, Participants, and their estates and beneficiaries. When making a determination or a calculation, the Committee or its delegates shall be entitled to rely on information supplied by the Company, an Employee, accountants, and other professionals including legal counsel for the Company.

If a participant has any questions or concerns regarding any issue or disagrees in any way with any decision of the Board, the Committee or their delegates hereunder, his or her sole recourse shall be file a claim or appeal with the Committee in care of the Company, pursuant to rules established by the Committee for this purpose. All decisions made by the Committee in accordance with such procedures shall be made by the Committee as it deems appropriate in its sole discretion. An Employee shall only have or be entitled to Options and rights with respect to Options under this Plan if the Committee decides in its discretion that such Employee is entitled to them. No legal action seeking Options or rights with respect to Options hereunder may be filed in any court unless the claimant has first exhausted all such procedural rights prior to commencing such action. Further, no such legal action may be commenced any later than three years after the earliest of: (i) the date of the termination of the employment of the participant whose benefits are the subject of such claim; (ii) the date the Employee was first entitled to exercise any Options hereunder; or (iv) the date the Employee is informed of the Committee’s decision on his or her claim or appeal, pursuant to this Section 3.3.

Article 4. Adjustments in Authorized Shares

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which are subject to outstanding Options granted pursuant to Section 6.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Option shall always be a whole number.

Article 5. Eligibility and Participation

The Committee shall have the discretion to determine eligibility for participation in this Plan from among Employees who are employed by the Company on May 11, 2000. For purposes of this paragraph, a person otherwise satisfying the status as an Employee shall be deemed to be Employed as of such date even though on such date he or she was absent because of paid and unpaid disability leave, personal leave, family and medical leave. A person who has accepted an offer of employment as an Employee shall also be deemed to be employed for such purpose, provided he or she actually commences such employment with the Company.

Article 6. Stock Options

  6.1. Grant of Options. Subject to the terms and provisions of the Plan, persons who the Committee determines are Participants eligible to receive Option Grants hereunder pursuant to Article 5, shall be Granted Options in accordance with the following schedule:

Years of Service on May 11, 2000	Option Grant

less than 1 year	75 Shares
1 year but less than 5 years	125 Shares
5 years but less than 15 years	200 Shares
15 years but less than 25 years	300 Shares
25 years or more	500 Shares

The number of Shares with respect to which Options shall be granted by the Committee under the Plan shall be such number as is equal to the aggregate number of Shares with respect to which Options are granted to all Participants by the Committee by application of this schedule. For purposes of this Section a Participant’s "Service" shall be determined by the Committee in its sole discretion based upon the Company’s records and such determination, once made, shall be conclusive as to all persons.

  6.2. Option Price. The Option Price for each grant of an Option under this Plan shall be equal to the closing price of a Share on the New York Stock Exchange on May 11, 2000, as reported in the New York Stock Exchange Composite Transactions section of the Midwest edition of The Wall Street Journal or such other evidence of such trading price as the Committee may determine.

  6.3. Duration of Options. Each Option granted to a Participant which has not previously been exercised or expired by operation of the Plan shall expire on May 10, 2010.

  6.4. Exercise of Options. Options do not provide the Participant with any rights or interests until they vest and become exercisable. The Options will vest and become exercisable on May 11, 2003.

  6.5. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company (on a form specified by the Company for this purpose), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full cash or its equivalent.

Participants may also exercise an Option, subject to securities law restrictions, pursuant to a "cashless exercise" procedure, as permitted under the United States Federal Reserve Board’s Regulation T.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

  6.6. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

  6.7. Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or, subject to Section 7.1, by the laws of descent and distribution. Further, all Options shall be exercisable during his or her lifetime only by such Participant. If any person entitled to Options under the Plan is under a legal disability or in the Committee’s opinion is incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may accept exercise directions from such person's legal representative for such person's benefit, from a custodian under the Uniform Gifts or Transfers to Minors Act of any state, or from a relative or friend of such person for such person's benefit.

  6.8. No Rights as a Shareholder. Prior to the purchase of Shares pursuant to an Option, a Participant shall not have the rights of a shareholder with respect to such Shares.

Article 7. Termination of Employment

  7.1. Termination by Reason of Death, Disability, or Retirement. In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, the following rules shall apply:

(a) Termination Prior to Vesting on May 11, 2003. If the Participant’s employment termination in accordance with this Section 7.1 occurs prior to the vesting of his or her Options, which is scheduled to occur for all such Participants on May 11, 2003, then his or her Options hereunder shall continue to vest as if such termination of employment had not occurred. Such Options shall be exercisable by the Participant or by such person or persons that have properly acquired the Participant’s rights under the Option at any time during the 12-month period beginning on the date such Options vest and ending on the first anniversary of such vesting date.

(b) Termination After Vesting on May 11, 2003. If the Participant’s employment termination in accordance with this Section 7.1 occurs on or after the vesting of his or her Options, which is scheduled to occur for all such Participants on May 11, 2003, then his or her Options hereunder shall remain exercisable at any time prior to the earlier of: (i) their expiration date; or (ii) the date which is 12 months after the Participant’s effective date of employment termination.

If at the time of a Participant’s death, the Committee believes it is unable to determine what person, persons, or entity is entitled to exercise Options on behalf of the Participant, the Committee shall not be required to implement any directions to exercise such Options to any such person, persons, or entity during the pendency of such dispute. Neither the Committee or the Company shall be responsible for a failure to implement such exercise instructions or to deliver such Plan Shares during the pendency of such dispute, notwithstanding the fact that such Plan Shares or Options may diminish in value or expire during the pendency of such dispute.

As provided in Section 6.7, no person other than a Participant may exercise any rights hereunder except pursuant to the laws of descent and distribution or as a representative of an incapacitated Participant.

  7.2. Other Terminations of Employment. Except as provided in Section 7.3, the following rules shall apply in the case of voluntary or involuntary terminations of employment not described in Section 7.1:

(a) Termination Prior to Vesting on May 11, 2003. If the Participant’s employment termination in accordance with this Section 7.2 occurs prior to the vesting of his or her Options, which is scheduled to occur for all such Participants on May 11, 2003, then his or her Options hereunder shall immediately be forfeited to the Company, and no additional vesting or exercise period shall be allowed.

(b) Termination After Vesting on May 11, 2003. If the Participant’s employment termination in accordance with this Section 7.2 occurs on or after the vesting of his or her Options, which is scheduled to occur for all such Participants on May 11, 2003, then his or her Options hereunder shall remain exercisable at any time prior to the earlier of: (i) their expiration date; or (ii) the date which is three months after the Participant’s effective date of employment termination.

  7.3. Disqualifying Termination. Upon a Participant’s Disqualifying Termination all outstanding Options, held by the Participant shall immediately be forfeited to the Company, and no additional exercise period shall be allowed.

Article 8. Rights of Employees

  8.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

  8.2. Participation. No Employee shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

Article 9. Change in Control

  9.1. Treatment of Outstanding Options. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

  9.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 10.2 hereof), the provisions of this Article 9 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 9 at any time and from time to time prior to the date of a Change in Control.

  9.3. Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting.

Article 10. Amendment, Modification, and Termination

10.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

10.2. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. However, the Committee shall have the right to impose additional restrictions regarding the exercise of Option rights by a Participant whose salary Grade is increased to a salary Grade of 18 or above subsequent to May 11, 2000 to assure compliance with securities laws or other restrictions that may become applicable in such circumstances.

Article 11. Withholding

11.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

11.2. Share Withholding. With respect to withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 12. Indemnification

The Committee, the Board and their delegates and each person who is or shall have been a member of the Committee, the Board, or an entity to whom authority is delegated hereunder shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or any good faith failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 13. Successors

All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 14. Legal Construction

14.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

14.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois.